Exhibit 99.1

FOR IMMEDIATE RELEASE

 Pervasip reduces debt by more than $5 million

WHITE PLAINS, N.Y. — March 4, 2013 - - Pervasip Corp. (OTCQB: PVSP) (the “Company”) today announced its execution of a series of agreements to refinance and eliminate approximately $6 million in senior secured debt. Based upon payments made last week to its secured lenders, approximately $5,031,000 in debt due to its senior secured lender has been immediately eliminated from the Company’s books.

"This financing is a significant milestone for Pervasip," said Paul Riss, the Company's chief executive officer. "We believe we have a strong technology platform, an exceptional team of technologists and innovators, and a sizeable head start with our current generation of mobile VoIP and video apps and our existing subscriber base. We believe our debt was holding us back."

Mark Richards, the Company's chief information officer, added: "The world changed a few years ago with the introduction of smartphones and tablets. It will continue to change in 2013. Imagine a world where your phone, tablet, iPad, TV and computer all communicate on a common platform. Imagine video chat on any platform through your web browser. That's WebRTC. It's where our team and our technology are heading. The day where you can seamlessly connect video and voice without worrying about how the underlying technology works is closer than people can imagine. I want to connect to the person irrespective of whether they are at their desk, on their smartphone, or their tablet, and let the technology figure out where they are and how they are connected."

Riss continued: "WebRTC is a tremendous opportunity that we believe we are well-positioned to exploit. We are focused on increasing and servicing our subscriber base. We are very pleased with the refinancing and eliminating of a substantial majority of our secured debt because we believe this series of transactions will allow us to start exploring options for long-term equity financing at enhanced valuations."

Additional information on the Company's debt refinancing and elimination transaction will be available online at www.pervasip.com. Documents will also be available via a filing of a Current Report on Form 8-K.

Download the VoX Mobile VoIP Android App here: https://play.google.com/store/search?q=voxcorp&c=apps

About Pervasip:

Pervasip delivers VoIP and video telephone service anywhere in the world that has a stable broadband connection, under the name of VoX Communications or VoX Mobile. VoX recently entered the mobile VoIP services and applications arena so that its VoIP can utilize any 3G/4G or WiFi connection. VoX differentiates itself through a unique combination of high quality voice services, flexible back-office capabilities and automated provisioning systems that enable a quick turn-up for app users who are looking for a second mobile phone line or low-cost international calling, without using any voice-plan minutes from their mobile phone carrier. It offers a feature-rich, low-cost, high-quality alternative to traditional wireless phone services. For more information, please visit www.voxcorp.net.

Forward-looking statements: The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.